SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated December 10, 2003.

Item 9. Regulation FD Disclosure

On December 10, 2003, the Company issued a press release announcing management changes. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: December 11, 2003
By: /s/ Jack Corrigan
Jack Corrigan
Vice President and Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 December 10, 2003
Contact:           Mr. Jack Corrigan
                          (818)244-8080, Ext. 663

PS Business Parks, Inc. announces management changes

Glendale, California – Glendale, California – PS Business Parks, Inc. (AMEX: PSB) announced today that Edward A. Stokx has joined the Company as Chief Financial Officer. Mr. Stokx will have primary responsibility for executing the Company’s financial initiatives. In addition, he will oversee the Company’s finance and accounting functions.

Mr. Stokx has extensive experience as a public company officer. He joined Center Trust in 1997. As Center Trust’s Chief Financial Officer he was instrumental in completing Center Trust’s January 2003 merger with Pan Pacific Retail Properties, Inc. (NYSE: PNP). While with Center Trust, Mr. Stokx was responsible for executing in excess of $500 million in various financing transactions.

Joe Russell, Chief Executive Officer of PSB commented, “Ed brings to PSB an exceptional breadth of experience coupled with solid technical knowledge. During his tenure at Center Trust, Ed demonstrated sound financial discipline as he worked to strengthen Center Trust’s balance sheet. We are very pleased to have Ed join our management team and look forward to the contributions that he will bring to our organization. I am also pleased that Jack Corrigan, our long-standing CFO, has agreed to stay on board over the next few months to ensure a smooth transition takes place.”

Ed Stokx stated, “PS Business Parks has a portfolio of quality assets backed by a solid balance sheet. This portfolio has been amassed while maintaining sound financial fundamentals, which has positioned the Company with tremendous flexibility to increase shareholder value. I look forward to working with Joe and his team on the many opportunities facing the Company.”

Mr. Stokx holds a Bachelor of Science degree from Loyola Marymount University and is a Certified Public Accountant. Prior to Center Trust, Mr. Stokx was with Deloitte & Touche serving various public and private real estate companies. Ed is a member of the American Institute of CPA’s and the California Society of CPA’s.

Bob Rollo and Kristy Anderson of TMP/Highland Partners conducted the search on behalf of PS Business Parks.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2003, PSB wholly-owned approximately 14.8 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5,051,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusiness parks.com.